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Exhibit 21.1

SUBSIDIARIES

Subsidiary		Jurisdiction of Organization
1.	Charles River Laboratories, Inc.	Delaware
2.	Charles River Laboratories Massachusetts Business Trust	Massachusetts
3.	Charles River Laboratories Holdings Limited	United Kingdom (England)
4.	Charles River UK Limited	United Kingdom (England)
5.	Charles River Laboratories Saint-Constant S.A.	Quebec, Canada
6.	Charles River Laboratories Holdings Massachusetts Business Trust	Massachusetts
7.	Charles River Holdings LLC	Delaware
8.	Charles River LLC	Delaware
9.	CRL Holdings CV	Netherlands
10.	Ballardvale CV	Netherlands
11.	Charles River Nederland BV	Netherlands
12.	Charles River Laboratories Holding SAS	France
13.	Charles River Laboratories France—C.R.L.F. SAS	France
14.	Charles River Laboratories Belgium SA	Belgium
15.	Charles River Laboratories Espana SA	Spain
16.	Charles River Laboratories Japan, Inc.	Japan
17.	Charles River Laboratories Preclinical and Clinical Services Japan, Inc.	Japan
18.	Charles River Germany Verwaltungs GmbH	Germany
19.	Charles River Laboratories Italia Srl	Italy
20.	Charles River Germany GmbH & Co. KG	Germany
21.	Charles River Laboratories Preclinical Services Poland Sp. Z.o.o.	Poland
22.	Charles River Laboratories, Avian Products and Services, Germany GmbH	Germany
23.	Charles River Laboratories (Europe) GmbH	Germany
24.	Charles River Laboratories Preclinical Services Ireland Limited	Ireland
25.	Entomology Europe Limited	Ireland
26.	Saothorlanna Bitheolaiocha Idirnaisiunta Teoranta	Ireland
27.	Charles River Laboratories Magyarorszag Kft	Hungary
28.	Charles River Laboratories, Research Models and Services, Germany GmbH	Germany
29.	Inveresk Research Group LLC	Delaware
30.	Inveresk Holdings LLC	Delaware
31.	Charles River Laboratories Luxembourg S.a.r.l.	Luxembourg

Subsidiary		Jurisdiction of Organization
32.	Charles River Laboratories Group	United Kingdom (Scotland)
33.	Charles River Laboratories Holdings Scotland	United Kingdom (England)
34.	Charles River Laboratories Preclinical Services Edinburgh Ltd.	United Kingdom (Scotland)
35.	Charles River Clinical Services Edinburgh Ltd.	United Kingdom (Scotland)
36.	Inveresk Research (Canada) ULC	Nova Scotia, Canada
37.	Charles River Laboratories Preclinical Services Montreal, Inc.	Canada
38.	Charles River Clinical Services Northwest, Inc.	Washington
39.	Charles River Laboratories Australia Pty. Ltd.	Australia
40.	Zhanjiang A&C Biological Ltd.	China
41.	Charles River Laboratories Korea	Korea
42.	Charles River Laboratories Asia Holdings Limited	Hong Kong
43.	Charles River Laboratories Preclinical Services Hong Kong Limited	Hong Kong
44.	Charles River Laboratories Greater China Preclinical Services Shanghai Co. Ltd.	China
45.	Charles River Biopharmaceutical Services GmbH	Germany
46.	Charles River Discovery and Imaging International, Inc.	Michigan
47.	Charles River Discovery and Imaging Services, Inc.	Michigan
48.	Charles River Laboratories India Private Limited	India
49.	Cerebricon Ltd.	Finland
50.	Cerebricure Ltd.	United Kingdom
51.	Systems Pathology Company, LLC	Washington

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  Exhibit 21.1